Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Brinlea Johnson

212-551-1453

brinlea@blueshirtgroup.com

drugstore.com Reports Record Quarterly Revenues in the First Quarter of 2011

- Company Reports Strong OTC Growth and Vision Sales Up 17% Year-Over-Year

BELLEVUE, Wash., April 28, 2011 — drugstore.com, inc. (NASDAQ: DSCM), a leading online retailer of health, beauty, clinical skincare, and vision products, today announced its financial results for the first quarter ended April 3, 2011.

In the first quarter of 2011, drugstore.com’s quarterly net sales increased by 16% to a record $128.4 million, driven by strong growth in both over-the-counter (OTC) and vision sales. During the quarter, the Company incurred transaction expenses totaling $2.2 million related to the previously announced merger agreement with Walgreen Co. pursuant to which the Company has agreed to be acquired in a transaction expected to close by the end of June 2011. Including these expenses, the Company reported a net loss of $3.2 million and a net loss per share of $0.03, as compared to a net loss of $2.6 million and a net loss per share of $0.03 reported in the same period of the prior year.

The Company reported $1.9 million of adjusted EBITDA and $3.1 million of ongoing adjusted EBITDA in the first quarter of 2011, as compared to $2.5 million of adjusted EBITDA and $4.4 million of ongoing adjusted EBITDA for the same period of the prior year. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense. Ongoing adjusted EBITDA, also a non-GAAP financial measure, is defined as adjusted EBITDA excluding the impact of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits each of which is specifically identified.

“In the first quarter, we delivered strong OTC and Vision growth of 16% and 17%, respectively,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com. “With our continued investment in our marketing initiatives, we acquired approximately 540,000 new customers this quarter, up13% over the first quarter of 2010. During the quarter, we made strategic progress on a number of fronts including – implementing our new site navigation, launching three branded sites for Luxottica and signing an agreement with GSI Commerce for our West Coast distribution center capability. Looking ahead, while gross margins are still being impacted by the more competitive ecommerce environment, we remain focused on driving growth, leveraging our platform and reducing our overall cost structure.”

Financial and Operational Highlights for the First Quarter of 2011

(All comparisons are made to the first quarter of 2010 and reflect the reporting of the mail-order pharmacy businesses as discontinued operations.)

Key Financial Highlights:

•	Total contribution margin dollars increased by 6% to $26.0 million.

•	Total orders, excluding partnership orders, grew by 14% to 1.8 million and contribution margin dollars per order were approximately $13.

•	Gross margins were 28.1%

•	Cash provided by operations during the quarter was $4.0 million, a $1.0 million improvement from the prior year period.

•	Internally developed software and purchases of fixed assets were $6.6 million, including $3.5 million of equipment related to the automation of our New Jersey distribution center.

•	Cash, cash equivalents, and marketable securities were $35.7 million at quarter end.

Net Sales Summary:

•	Total net sales increased 16% to $128.4 million.

•	OTC net sales grew 16% to $107.5 million, with total beauty growth, including Salu, Inc., of 29% and Beauty.com growth of approximately 8%.

•	Vision net sales, including sales generated from our Luxottica partnership, were up 17% to $21.0 million.

•	Average net sales per order increased to $65. Average net sales per order for OTC were $59, and for Vision average net sales per order increased approximately 2% year over year to $123.

•	Net sales from repeat customers represented 71% of net sales.

Key Customer Milestones:

•	We served approximately 538,000 new customers, excluding our strategic partnerships, during the quarter, up 13% over the same period in the prior year.

•	Marketing and sales expense per new customer was $23.50.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense. The Company also uses the non-GAAP measure of ongoing adjusted EBITDA, defined as adjusted EBITDA excluding the impact of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation included with the financial schedules in this release. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA and ongoing adjusted EBITDA, as defined, provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA and ongoing adjusted EBITDA measures to investors, management believes that including adjusted EBITDA and ongoing adjusted EBITDA measures provides consistency in the Company’s financial reporting. However, adjusted EBITDA and ongoing adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA and ongoing adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA and ongoing adjusted EBITDA. A reconciliation of adjusted EBITDA and ongoing adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the Company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

The Company also uses the non-GAAP measure of core OTC, defined as sales generated through our OTC segment less sales generated through our partnerships with Medco Health Solutions, Inc. and Rite Aid Corporation. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s financial performance in the OTC segment, excluding the partnerships. Management believes that this reporting metric provides useful information to the Company and to investors by providing the Company’s core operating results in the OTC segment without the impact of the partnerships. By excluding partnership sales from OTC sales data, the Company can more effectively assess the buying behavior of, and the Company’s financial performance with respect to, its own core OTC customers. However, this non-GAAP measure should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the Company’s overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the Company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude partnership sales.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, clinical skincare, and vision products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, SkinStore.com™, and VisionDirect.com™. All provide a convenient, private, and informative shopping experience, while offering a wide assortment of more than 55,000 non-prescription products at competitive prices.

The drugstore.com pharmacy service, in association with BioScrip Pharmacy Services, Inc., is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and complies with federal and state laws and regulations in the United States.

The drugstore.com logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6419

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding the future financial and operational performance of drugstore.com, inc. as well as the closing of the Walgreens transaction. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: the risk that the Walgreens acquisition does not close as anticipated, including as a result of our possible inability to obtain regulatory or stockholder approval of the transaction; the risk that anticipated synergies and opportunities as a result of the Salu transaction or the benefits of our BioScrip arrangement will not be realized; difficulty or unanticipated expenses in connection with integrating Salu into drugstore.com or integrating our systems with BioScrip’s; the risk that any new or acquired business(es) does not perform as planned; effects of changes in the economy; changes in consumer spending and consumer trends; fluctuations in the stock market; changes affecting the Internet, online retailing, and advertising; difficulties establishing our brand and building a critical mass of customers; the unpredictability of future revenues, expenses, and potential fluctuations in revenues and operating results; risks related to business combinations and strategic alliances; possible tax liabilities relating to the collection of sales tax; the level of competition; seasonality; the timing and success of expansion efforts; changes in senior management; risks related to systems interruptions; possible changes in governmental regulation; possible increases in the price of fuel used in the transportation of packages, or other energy products; and the Company’s ability to manage multiple growing businesses. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the Company’s periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

Additional Information about the Transaction

The information in this press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. drugstore.com plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Walgreens, drugstore.com, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by drugstore.com through the web site maintained by the SEC at www.sec.gov and by contacting drugstore.com Investor Relations at (212) 331-8424. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on drugstore.com’s website at www.drugstore.com.

Participants in the Acquisition of drugstore.com

drugstore.com and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of drugstore.com’s stockholders in connection with the proposed transaction will be set forth in the Proxy Statement described above when it is filed with the SEC. Additional information regarding drugstore’s executive officers and directors is included in drugstore.com’s definitive proxy statement, which was filed with the SEC on April 30, 2010. You can obtain free copies of this document from drugstore.com using the contact information above.

drugstore.com, inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	April 3,	April 4,
	2011	2010
Net sales	$128,439	$110,933
Costs and expenses: (1) (2)
Cost of sales	92,322	77,753
Fulfillment and order processing	13,263	11,975
Marketing and sales	12,785	10,907
Technology and content	6,949	6,608
General and administrative	6,870	6,743

Total costs and expenses	132,189	113,986

Operating loss	(3,750)	(3,053)
Interest expense, net	(153)	(63)

Loss from continuing operations	(3,903)	(3,116)
Gain from discontinued operations:
Mail order pharmacy segment	720	500

Net loss	$(3,183)	$(2,616)

Basic and diluted net loss per share	$(0.03)	$(0.03)

Weighted average shares used in computation of:
Basic net loss per share	105,172,829	102,605,614

Diluted net loss per share	105,172,829	102,605,614

(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$173	$98
Marketing and sales	434	319
Technology and content	253	205
General and administrative	905	1,205

	$1,765	$1,827

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$232	$617
Marketing and sales	—	1
Technology and content	2,400	2,452
General and administrative	114	117
Gain from discontinued mail order pharmacy segment	272	17

	$3,018	$3,204

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended
	April 3,	April 4,
(In thousands, unless otherwise indicated)	2011	2010
Net sales	$128,439	$110,933
Cost of sales	92,322	77,753

Gross profit	$36,117	$33,180

Gross margin	28.1%	29.9%

SUPPLEMENTAL INFORMATION: Segment Information (see Note 3 below):

	Three Months Ended
	April 3,	April 4,
	2011	2010
Net sales:
Over-the-Counter (OTC)	$107,466	$92,992
Vision	20,973	17,941

	$128,439	$110,933
Cost of sales:
OTC	$76,487	$63,640
Vision	15,835	14,113

	$92,322	$77,753
Gross profit:
OTC	$30,979	$29,352
Vision	5,138	3,828

	$36,117	$33,180

Gross margin:
OTC	28.8%	31.6%
Vision	24.5%	21.3%

	28.1%	29.9%

Variable order costs (3):
OTC	$9,180	$7,981
Vision	981	821

	$10,161	$8,802
Contribution margin:
OTC	$21,799	$21,371
Vision	4,157	3,007

	$25,956	$24,378

NOTE 3: We define variable order costs as the incremental (variable) costs of fulfilling, processing, and delivering the order (labor, packaging supplies, and credit card fees that are variable based on sales volume). In the second quarter of 2010, our chief operating decision makers modified our definition of variable order costs to exclude partnership-related royalty costs, which are considered marketing costs, in order to better assess the performance of our OTC segment contribution margin excluding these costs. Partnership-related royalty costs of $660,000, as previously reported in the first quarter of 2010, were excluded from the three-month period ended April 4, 2010.

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, gross margin, variable order costs, and contribution margin to Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin (See Note 4 below):

	Three Months Ended
	April 3, 2011	April 4, 2010
	(In thousands)
Over-the-Counter (OTC):
Net sales	$107,466	$92,992
Less: Partnerships	5,018	4,568

Core OTC net sales	$102,448	$88,424

Cost of sales	$76,487	$63,640
Less: Partnerships	4,076	3,335

Core OTC cost of sales	$72,411	$60,305

Gross profit	$30,979	$29,352
Less: Partnerships	942	1,233

Core OTC gross profit	$30,037	$28,119

Gross margin	28.8%	31.6%
Partnerships	18.8%	27.0%

Core OTC gross margin	29.3%	31.8%

Variable order costs	$9,180	$7,981
Less: Partnerships	470	412

Core OTC variable order costs	$8,710	$7,569

Contribution margin	$21,799	$21,371
Less: Partnerships	472	821

Core OTC contribution margin	$21,327	$20,550

NOTE 4: Supplemental information related to the Company’s Core OTC net sales, cost of sales, gross profit, and gross margin for the three months ended April 3, 2011 and April 4, 2010 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. As disclosed in Note 3, we changed our definition of variable order costs to exclude royalty costs. Accordingly, all previously reported royalties have been excluded from variable costs in the three month period ended April 4, 2010. In August 2010, we entered into an amended web store hosting and fulfillment agreement with Medco, extending the agreement through 2018. Under the amended agreement, we will earn a fixed fee on orders generated through the Medco-branded online store, and Medco will reimburse us for the cost of products sold and the variable costs to fulfill each order.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA (See Note 5 below):

	Three Months Ended
	April 3,	April 4,
(In thousands, unless otherwise indicated)	2011	2010
Net loss	$(3,183)	$(2,616)
Amortization of intangible assets	132	48
Stock-based compensation	1,765	1,827
Depreciation	3,018	3,204
Interest expense, net	153	63

Adjusted EBITDA	$1,885	$2,526

NOTE 5: Supplemental information related to the Company’s adjusted EBITDA for the three months ended April 3, 2011 and April 4, 2010 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Adjusted EBITDA to Ongoing Adjusted EBITDA (See Note 6 below):

	Three Months Ended
	April 3,	April 4,
(In thousands, unless otherwise indicated)	2011	2010
Adjusted EBITDA	$1,885	$2,526
Less: Discontinued Rx mail operations	(992)	(517)
Add: Walgreen transaction related costs	2,235	—
Add: Vision migration one-time charges	—	650
Add: Salu and Luxottica transaction and integration related costs	—	1,786

Ongoing Adjusted EBITDA	$3,128	$4,445

NOTE 6: Supplemental information related to the Company’s ongoing adjusted EBITDA for the three months ended April 3, 2011 and April 4, 2010 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Ongoing adjusted EBITDA is defined as adjusted EBITDA excluding the imapct of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other specifically identified one-time charges and credits.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Trailing Twelve Months Ended
	April 3,	April 4,	April 3,	April 4,
(In thousands, unless otherwise indicated)	2011	2010	2011	2010
Net cash provided by operating activities	$4,035	$2,995	$14,606	$8,615
Add: Proceeds from sale of discontinued operations	—	—	4,969	2,973
Less: Purchases of fixed assets	(6,613)	(2,339)	(18,366)	(8,930)

Free Cash Flow	$(2,578)	$656	$1,209	$2,658

drugstore.com, inc.

Consolidated Balance Sheets

(in thousands, except share data)

	April 3, 2011	January 2, 2011
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$24,730	$20,437
Marketable securities	10,986	13,094
Accounts receivable, net of allowances	12,685	13,916
Inventories	41,585	48,977
Other current assets	4,088	3,701
Assets of discontinued operations	3,260	2,440

Total current assets	97,334	102,565
Fixed assets, net	29,028	25,181
Other intangible assets, net	14,421	14,503
Goodwill	57,598	57,593
Other long-term assets	159	530

Total assets	$198,540	$200,372

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,901	$49,540
Accrued compensation	5,292	3,433
Accrued marketing expenses	3,547	4,108
Other current liabilities	2,373	2,397
Current portion of long-term debt	250	581

Total current liabilities	55,363	60,059
Long-term debt, less current portion	16,983	13,985
Deferred income taxes	4,085	4,079
Other long-term liabilities	939	920

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued shares - 107,002,667 and 106,108,096
Outstanding shares - 106,675,858 and 105,897,847 as of April 3, 2011 and January 2, 2011, respectively	899,866	896,378
Treasury stock - 326,809 and 210,249 shares as of April 3, 2011 and January 2, 2011, respectively	(792)	(344)
Accumulated other comprehensive income	60	76
Accumulated deficit	(777,964)	(774,781)

Total stockholders’ equity	121,170	121,329

Total liabilities and stockholders’ equity	$198,540	$200,372

drugstore.com, inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	April 3, 2011	April 4, 2010
	(unaudited)
Operating activities:
Net loss	$(3,183)	$(2,616)
Less gain from discontinued operations	720	500

Loss from continuing operations	$(3,903)	$(3,116)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,018	3,204
Amortization of intangible assets	132	48
Stock-based compensation	1,765	1,827
Other, net	(50)	7
Changes in, net of acquisitions:
Accounts receivable	1,231	2,487
Inventories	7,392	3,500
Other assets	(554)	(1,032)
Accounts payable, accrued expenses and other liabilities	(4,624)	(4,982)

Net cash provided by continuing operations	4,407	1,943
Net cash provided by (used in) discontinued operations	(372)	1,052

Net cash provided by operating activities	4,035	2,995
Investing activities:
Purchases of marketable securities	(1,290)	(2,256)
Sales and maturities of marketable securities	3,403	4,385
Purchases of fixed assets	(6,613)	(1,973)
Purchase of Salu, less cash acquired	—	(18,069)
Purchases of intangible assets	—	(29)

Net cash used in continuing investing activities	(4,500)	(17,942)
Net cash used in discontinued investing activities	—	(366)

Net cash used in investing activities	(4,500)	(18,308)
Financing activities:
Proceeds from exercise of stock options	2,001	322
Borrowings from line of credit	3,500	10,000
Principal payments on debt obligations	(295)	(83)
Purchases of treasury stock	(448)	—

Net cash provided by financing activities	4,758	10,239

Net increase (decrease) in cash and cash equivalents	4,293	(5,074)
Cash and cash equivalents, beginning of period	20,437	22,175

Cash and cash equivalents, end of period	$24,730	$17,101

Non-cash activities:
Common stock issued for purchase of Salu	$—	$17,362